UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2009

RICHARDSON ELECTRONICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-12906	36-2096643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois	60147-0393
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 208-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On October 13, 2009, Richardson Electronics, Ltd.’s (the “Company”) Board of Directors (the “Board”) voted to terminate the Company’s Employee Stock Ownership Plan (the “ESOP”) as of October 15, 2009. The Board decided to terminate the ESOP after determining that it was no longer feasible to continue the ESOP in light of the administrative and trustee fees associated with maintaining the ESOP, which fees have increased dramatically since the ESOP was established in the late 1980s. At the time that the ESOP was terminated, it held 389,422.48 shares of the Company’s common stock, representing approximately 2.6% of the Company’s outstanding common stock, and $10,366 in cash.

Of these amounts, the following were allocated to the Company’s named executive officers as of October 15, 2009:

Name	Title	Shares	Cash
Edward Richardson	Chairman, Chief Executive Officer, Chief Operating Officer and President	27,339.61	$388.13
Kathleen Dvorak	Executive Vice President, Chief Financial Officer and Chief Strategy Officer	6.72	0
Gregory Peloquin	Executive Vice President and General Manager, RF, Wireless & Power Division	1,365.36	53.72
Wendy Diddell	Executive Vice President, Corporate Development	304.51	2.12

Upon termination of the ESOP, all ESOP participants became fully vested in their ESOP benefits without regard to whether they were fully vested in such benefits as of the effective date of the ESOP termination. As a result of the ESOP termination, all ESOP assets will be distributed to plan participants, who may elect to either have their account assets distributed to them directly as shares of common stock or as cash, or to have their account assets rolled over to another qualified plan or to an individual retirement account. Plan participants have until December 22, 2009 to inform the Company of their account asset distribution election. The Company anticipates that the plan assets will be distributed in January 2010.

For ESOP participants electing to receive a direct distribution of cash or electing to roll over their account assets to the Company’s 401(k) plan, the ESOP trustee is expected to sell the shares in such participants’ accounts through one or more block trades and distribute the proceeds, minus expenses and applicable withholding tax, to such plan participants. The Company may seek to purchase up to all of such shares directly from the ESOP trustee at their fair market value at the time of such sale, as mutually agreed to by the Company and the ESOP trustee.

This Current Report on Form 8-K includes certain “forward-looking” statements as defined by the SEC. Statements in this Form 8-K regarding the Company’s business which are not historical facts represent “forward-looking” statements that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. The Company assumes no responsibility to update the forward-looking statements in this release as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHARDSON ELECTRONICS, LTD.

Date: November 17, 2009	By:	/S/ KYLE C. BADGER
	Name:	Kyle C. Badger
	Title:	Executive Vice President, General Counsel and Secretary